Exhibit 4.1

FIFTH AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of December 24, 2008, by and among POTBELLY CORPORATION, a Delaware corporation (the “Company”), and the holders of Registrable Securities listed on Exhibit A hereto.

RECITALS

WHEREAS, the Series A Preferred Stockholders are the holders of an aggregate of 4,197,377 shares of Series A Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series A Preferred Stock”);

WHEREAS, the Series B Preferred Stockholders are the holders of an aggregate of 3,290,294 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B Preferred Stock”);

WHEREAS, the Series C Preferred Stockholders are the holders of an aggregate of 1,646,595 shares of Series C Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series C Preferred Stock”);

WHEREAS, the Series D Preferred Stockholders are the holders of an aggregate of 1,250,000 shares of Series D Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series D Preferred Stock”);

WHEREAS, the Series E Preferred Stockholders are the holders of an aggregate of 4,194,366 shares of Series E Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series E Preferred Stock”);

WHEREAS, pursuant to the terms of that certain Series F Preferred Stock and Warrant Purchase Agreement (the “Series F Purchase Agreement”) dated as of the date hereof, the Series F Preferred Stockholders are acquiring an aggregate of up to 2,500,000 shares of Series F Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series F Preferred Stock”) and warrants to purchase an aggregate of up to 750,000 shares of Common Stock, at an exercise price of $0.01 per share (the “Series F Warrants”);

WHEREAS, the Company, the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders and the Series E Preferred Stockholders are parties to an existing Registration Rights Agreement dated as of February 13, 2006, as amended by that certain Amendment to Fourth Amended and Restated Registration Rights Agreement of the Company, dated September 28, 2007 (the “Existing Rights Agreement”);

WHEREAS, the Series F Purchase Agreement is conditioned upon this Agreement being executed by the parties hereto, and is intended to supersede in its entirety the Existing Rights Agreement; and

WHEREAS, as evidenced by their signatures to this Agreement, the Company, the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, and the Series E Preferred Stockholders desire to amend and restate the Existing Rights Agreement and to accept the rights and restrictions hereof in lieu of the rights and restrictions provided under the Existing Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

1.1 Unless otherwise provided in this Agreement, capitalized terms used herein shall have the following meanings:

“Agreement” has the meaning set forth in the first paragraph above.

“Common Stock” means the Company’s common stock, $0.01 par value per share.

“Company” has the meaning set forth in the first paragraph above.

“Company’s IPO” has the meaning set forth in Section 2.1.

“Demand Registrations” has the meaning set forth in Section 2.1.

“Exchange Act” has the meaning set forth in Section 2.3.

“Existing Rights Agreement” has the meaning set forth in the Recitals.

“Founder Securities” means any Common Stock or Non-Voting Common Stock held by Bryant L. Kiel, Sheila K. Kiel and/or a Kiel Affiliate (excluding any Common Stock described in clauses (a), (b) or (d) (to the extent applicable) of the definition of “Registrable Securities”)

“Keil Affiliate” means, with respect to Bryant L. Keil and Sheila K. Keil (i) such Person’s, spouse, siblings and descendants (whether natural or adopted) and any of such descendants’ spouses; (ii) any trust which is and at all times remains solely for the benefit of such Person and/or the Persons described in clause (i) and/or the Persons described in clause (iii); and (iii) any family limited partnership, limited liability company, Subchapter S corporation, or other tax flow-through entity, the partners, members or other equity owners of which are and at all times remain solely such Person and/or the Persons described in clause (i) and/or the trusts described in clause (ii) and/or any other Person described in this clause (iii).

“Long-Form Registrations” has the meaning set forth in Section 2.1.

“Non-Voting Common Stock” means the Company’s non-voting common stock, $0.01 par value per share.

“Piggyback Registration” has the meaning set forth in Section 3.1.

“Preferred Stock” means collectively the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stockholders, the Series E Preferred Stock and the Series F Preferred Stock.

“Preferred Stockholders” means the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock listed on Exhibit A hereto.

“Qualified Holders” means the holders of a majority of the Registrable Securities (excluding any Founder Securities) then outstanding.

“Registrable Securities” means (a) any Common Stock held by a Preferred Stockholder, (b) any Common Stock issued upon the conversion of any Preferred Stock, (c) any Founder Securities, (d) any Common Stock issued or issuable upon exercise of the Series F Warrants, and (e) any Common Stock issued or issuable with respect to any of the securities referred to in clauses (a), (b) or (c) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or (iii) at the time of any Demand Registration or Piggyback Registration they constitute, together with all other Registrable Securities held by the holder thereof, less than any of the thresholds described in Rule 144(e)(1)(i), (ii) or (iii) (irrespective of whether the holder thereof is an “affiliate” as defined in Rule 144). For purposes of this Agreement, a Person shall be deemed to be the holder of Registrable Securities, and the Registrable Securities shall be deemed to be outstanding and in existence, whenever such Person has the right to acquire such Registrable Securities upon conversion of Preferred Stock or conversion or exercise of any other securities held by such Person, whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of such Registrable Securities hereunder.

“Registration Expenses” has the meaning set forth in Section 6.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Series A Preferred Stockholders” means the holders of Series A Preferred Stock.

“Series B Preferred Stock” has the meaning set forth in the Recitals.

“Series B Preferred Stockholders” means the holders of Series B Preferred Stock.

“Series C Preferred Stock” has the meaning set forth in the Recitals.

“Series C Preferred Stockholders” means the holders of Series C Preferred Stock.

“Series D Preferred Stock” has the meaning set forth in the Recitals.

“Series D Preferred Stockholders” means the holders of Series D Preferred Stock.

“Series E Preferred Stock” has the meaning set forth in the Recitals.

“Series E Preferred Stockholders” means the holders of Series E Preferred Stock.

“Series F Preferred Stock” has the meaning set forth in the Recitals.

“Series F Preferred Stockholders” means the holders of Series F Preferred Stock.

“Series F Purchase Agreement” has the meaning set forth in the Recitals.

“Series F Warrants” has the meaning set forth in the Recitals.

“Shelf Registration” has the meaning set forth in Section 2.3.

“Short-Form Registrations” has the meaning set forth in Section 2.1.

“Suspension Period” has the meaning set forth in Section 5.2.

“Violation” has the meaning set forth in Section 7.1.

1.2 Unless otherwise stated, other capitalized terms used but not defined herein shall have the meanings set forth in the Series F Purchase Agreement.

2. Demand Registrations.

2.1 Requests for Registration. At any time following the earlier of: (a) the five-year anniversary of the date of this Agreement, and (h) the six-month anniversary of the consummation of the Company’s initial public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act (the “Company’s IPO”), the Qualified Holders may, subject to Section 2.2, request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (the “Long-Form Registrations”). At any time the Company is then eligible to do so, any Preferred Stockholder may, subject to Section 2.3, request registration under the Securities Act of all or any portion of its Registrable Securities on Form S-3 or any similar short-form registration statement (the “Short-Form Registrations”) if available. All registrations requested pursuant to this Section 2.1 (whether Long-Form Registrations or Short-Form Registrations) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include as part of such Demand Registration all Registrable Securities with respect to which the Company has received written requests For inclusion therein within 21 days after the receipt of the Company’s notice by such holders.

2.2 Long-Form Registrations. The Qualified Holders shall be entitled to request two Long-Form Registrations with respect to Registrable Securities, all of which shall be underwritten offerings.

2.3 Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2.2, any Preferred Stockholder shall be entitled to request an unlimited number of Short-Form Registrations with respect to Registrable Securities; provided, that, (i) the aggregate offering price of such Registrable Securities to be registered is at least $1,000,000 and (ii) the Company shall not be required to cause more than two Short-Form Registrations to be filed in any twelve-month period. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use Form S-3 or any similar short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall use its commercially reasonable efforts to make Short-Form Registrations available for the sale of Registrable Securities. In connection with any Short-Form Registration, the holders of a majority of the Registrable Securities which are included in such Short-Form Registration may require the Company to file such Short-Form Registration with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”).

2.4 Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities requested to be included in such offering exceeds the number of securities which can be sold therein without adversely affecting the marketability of the offering and within a price range acceptable to the holders of a majority of the Registrable Securities requesting registration, the Company shall first include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such Preferred Stockholder.

2.5 Restrictions on Registration. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company reasonably believes that such Demand Registration will have a material adverse effect on any proposal or plan by the Company to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction; provided, that the Company shall have the right to so postpone such filing or effectiveness only one time during any period of twelve consecutive months.

2.6 Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering in connection with any Demand Registration, subject to the approval of the holders of a majority of the Registrable Securities included in such Demand Registration (which approval shall not be unreasonably withheld or delayed).

3. Piggyback Registrations.

3.1 Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration which shall be governed by Section 2, and registrations related solely to employee benefit plans or a Rule 145 transaction) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 21 days after such holders receive the Company’s notice.

3.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration (a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such Preferred Stockholder and (c) third, other securities requested to be included in such registration; provided, that, at least 15% of all securities proposed to be sold in any such Piggyback Registration shall constitute Registrable Securities requested to be included therein; provided, further, that the holders of Registrable Securities may not require registration of their securities in the Company’s IPO unless other stockholders’ securities are included in such registration, in which case requesting holders shall participate with other participating stockholders pro rata according to such holders’ and stockholders’ proportionate ownership of Company stock (assuming conversion into Common Stock of all securities owned by such holders and stockholders then convertible into Common Stock).

3.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (a) first, the securities requested to be included therein by the holders requesting such registration, (b) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of Registrable Securities owned by each such holder and (c) third, other securities requested to be included in such registration; provided, that, at least 15% of all securities proposed to be sold in any such Piggyback Registration shall constitute Registrable Securities requested to be included therein.

3.4 Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering in connection with any Piggyback Registration.

4. Holdback Agreements. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, or engage in any hedging transactions relating to the same, during (i) with respect to the Company’s IPO, the 180-day period beginning on the effective date of the registration statement relating thereto (or such shorter time period imposed on any of the Company’s directors, officers or holders of 2% or greater of the Company’s capital stock) or (ii) with respect to (x) any underwritten Demand Registration or (y) any underwritten Piggyback Registration, in each case pursuant to which such holder’s Registrable Securities are included, the 90-day period beginning on the effective date of the registration statement relating thereto; provided, however, that in the periods described above, the holders of Registrable Securities shall be so restricted from effecting transactions in the Company’s securities only if all of the Company’s executive officers, directors and holders of 2% or greater of the Company’s capital stock (except with respect to clause (ii) any such holders who acquired such securities in the public markets) are also so restricted; and provided, further, that no restriction under clause (i) or (ii) above shall apply to any Registrable Securities registered by the Company pursuant to the Company’s IPO or pursuant to any underwritten Demand Registration or Piggyback Registration.

5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

5.1 prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective;

5.2 notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days (or, if sooner, until all Registrable Securities have been sold under such registration statement) (or, in the case of a Shelf Registration, a period ending on the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, and (ii) the 6-month anniversary of the effective date of such Shelf Registration) and comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, however, that at any time, upon written notice to the participating holders of Registrable Securities and for a period not to exceed forty-five (45) days thereafter (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement (and the holder of Registrable Securities participating in such offering hereby agrees not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In the event that the Company shall exercise its rights hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive thirty (30) days with the consent of the holders of at least a majority of the Registrable Securities proposed to be sold by the holders participating in such offering. If so directed by the Company, the holders of Registrable Securities shall use their commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

5.3 furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

5.4 use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, however, that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction);

5.5 notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the sellers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

5.6 cause all such Registrable Securities to be listed on each securities exchange and/or quotation system on which similar securities issued by the Company are then listed and/or quoted;

5.7 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

5.8 enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

5.9 make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

5.10 otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

5.11 in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order; and

5.12 use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

6. Registration Expenses.

6.1 All expenses incident to the Company’s performance of or compliance with this Agreement (whether with respect to a Demand Registration or Piggyback Registration), including, without limitation, all registration and filing fees, fees of any transfer agent and registrar, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and disbursements of counsel for the Company and its independent certified public accountants, fees and expenses of underwriters (excluding discounts and commissions attributable to the Registrable Securities included in such registration), the Company’s internal expenses and the expenses and fees for listing the securities to be registered on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (all such expenses being herein called “Registration Expenses”), shall be borne by the Company.

6.2 In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel (not to exceed $20,000 for each such registration) chosen by the holders of a majority of the Registrable Securities included in such registration.

7. Indemnification.

7.1 In connection with any Demand Registration or Piggyback Registration, the Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, the partners or officers, directors, and equity holders of such holder, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (joint or several) and expenses arising out of, based upon or caused by any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse each such holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it is caused by a Violation that occurs in reliance upon and in conformity with any information furnished in writing to the Company by such holder or as a result of such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to a purchaser of such holder’s securities after the Company has furnished such holder with a sufficient number of copies of the same.

7.2 In connection with any Demand Registration or Piggyback Registration in which a holder of Registrable Securities is participating, each such holder agrees to indemnify, to the extent permitted by law, the Company, its directors, officers, any other holder selling securities in such Demand Registration or Piggyback Registration, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (joint or several) and expenses arising out of, based upon or caused by any Violation, and such holder will reimburse the Company and each such Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or expense, but only to the extent that such Violation is caused by any information furnished in writing by such holder or as a result of such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same; provided, that, the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

7.3 Any Person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party’s ability to defend such claim), and (b) unless in the written opinion of legal counsel to such indemnified or indemnifying parties a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall be obligated to pay the fees and expenses of one counsel (but not more than one) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment (with written advice of counsel) of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

7.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney and other documents required under the terms of such underwriting arrangements; provided, that, no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except to the extent of the indemnification provided in Section 7.

9. Miscellaneous.

9.1 Future Registration Rights. The Company shall not grant to any Person any additional registration rights with respect to securities of the Company if such additional registration rights are not pari passu with or subordinate to the registration rights granted to the Preferred Stockholders pursuant to this Agreement, unless the holders of a majority of the Registrable Securities then outstanding consent in writing.

9.2 Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that any party may apply for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

9.3 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of (a) the Company and (b) the holders of a majority of the Registrable Securities then outstanding. Notwithstanding anything in this Agreement to the contrary, after the Offering Termination Date, the Company may amend Exhibit A to reflect all issuances of Series F Preferred Stock and Series F Preferred Warrants without the consent of any other party.

9.4 Successors, Assigns and Subsequent Holders.

(a) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and the permitted assigns of the parties hereto.

(b) The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee of such securities if (x) such transfer involves at least 33% of the Registrable Securities held by the holder on the date hereof, (y) such transfer involves the transfer of at least 250,000 shares of Registrable Securities, or (z) the transfer is to (i) a subsidiary, parent, partner, limited partner, member, retired member, retired partner or stockholder of such holder or (ii) such holder’s family member or trust for the benefit of such holder (provided, that all such transferees who would not qualify individually for assignment of registration rights under clause (x) or (y) of this Section 9.4 have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement).

(c) No assignment or transfer pursuant to this Section 9.4 shall be effective unless (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

9.5 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.6 Entire Agreement; Supersedes Existing Rights Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements, negotiations, discussions and understandings among the parties hereto with respect to such subject matter, including without limitation the Existing Rights Agreement which is hereby amended and restated in its entirety and hereafter of no further force or effect.

9.7 Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to, be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

9.8 Termination. Except for the provisions of Section 7, this Agreement shall terminate and be of no further force and effect on the fourth anniversary of the Company’s IPO.

9.9 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given upon delivery (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested or (d) if sent by reputable overnight courier service; and shall be addressed as follows:

To the Company:	with a copy to:

Potbelly Corporation Attention: Aylwin Lewis, Chief Executive Officer 222 Merchandise Mart Plaza Suite 2300 Chicago, Illinois 60654 Facsimile: (312) 577-0451	Potbelly Corporation 222 Merchandise Mart Plaza Suite 2300 Chicago, Illinois 60654 Attention: Matt Revord, General Counsel Facsimile: (312) 896-9255 and

Bell, Boyd & Lloyd LLC 70 West Madison Chicago, Illinois 60602 Attention: Lawrence C. Eppley Facsimile: (312) 827-8035

To the holders of Registrable Securities:

At their respective addresses set forth on

Exhibit A attached hereto

9.10 Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

9.11 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement, or any of the transactions contemplated hereby or thereby, to the exclusive jurisdiction of any state or federal court located in the State of Delaware, and, to the extent permissible by law, waives any and all claims and objections that any such court is an inconvenient forum.

(b) EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL. BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG ANY OF THE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.12 Attorneys’ Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses of such action or suit from the losing party, in addition to any other relief ordered by the court.

9.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original instrument, but all of which together will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by and delivered to each of the parties.

[SIGNATURE PAGES FOLLOW]

Signature Pages Follow This Page

Blank signature blocks represent stockholders who did not participate in the Series F Preferred Financing and whose signature was not required.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Registration Rights Agreement to be executed the day and year first above written.

POTBELLY CORPORATION

By:	/s/ Aylwin Lewis

Aylwin Lewis,
Chief Executive Officer

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

PREFERRED STOCKHOLDERS:

BENCHMARK CAPITAL PARTNERS IV, L.P.
as nominee for
Benchmark Capital Partners IV, L.P.
Benchmark Founders’ Fund IV, L.P.
Benchmark Founders’ Fund IV-A, L.P.
Benchmark Founders’ Fund IV-B, L.P. and related individuals

By:	Benchmark Capital Management Co. IV, L.L.C.
its general partner

By:	/s/ Steven M. Spurlock
Managing Member

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP

By:	Oak Associates IX, LLC, Its General Partner

By:	/s/ Gerald R. Gallagher
Gerald R. Gallagher, Its Managing Member

OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

By:	Oak Associates IX, LLC, Its General Partner

By:	/s/ Gerald R. Gallagher
Gerald R. Gallagher, Its Managing Member

OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

By:	Oak Associates IX, LLC, Its General Partner

By:	/s/ Gerald R. Gallagher
Gerald R. Gallagher, Its Managing Member

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

MAVERON EQUITY PARTNERS 2000, L.P.

By: MAVERON GENERAL PARTNER 2000 LLC

/s/ Dan Levitan
By: Dan Levitan
Its: Manager

MAVERON EQUITY PARTNERS 2000-B, L.P.

By: MAVERON GENERAL PARTNER 2000 LLC

/s/ Dan Levitan
By: Dan Levitan
Its: Manager

MEP 2000 ASSOCIATES LLC

/s/ Dan Levitan
By: Dan Levitan
Its: Manager

MAVERON EQUITY PARTNERS III, a Delaware limited partnership
By: MAVERON GENERAL PARTNER III LLC, a Delaware limited liability company

By:	/s/ Dan Levitan
Its:	Managing Manager

MAVERON III ENTREPRENEURS’ FUND, L.P., a Delaware limited partnership
By: MAVERON GENERAL PARTNER III LLC, a Delaware limited partnership

By:	/s/ Dan Levitan
Its:	Managing Manager

MEP III ASSOCIATES FUND, L.P., a Delaware limited partnership
By: MAVERON GENERAL PARTNER III LLC, a Delaware limited liability company

By:	/s/ Dan Levitan
Its:	Managing Manager

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

OXFORD BLACKPOINT VENTURE PARTNERS VII, LLC

By: Oxford Capital Partners, Inc
Its: Manager

By:	/s/ Vann Avedisian
Name: Vann Avedisian
Title: Managing Director

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

JANNOTTA FAMILY TRUST

/s/ illegible
By:
Its: Trustee

EDGAR D. JANNOTTA, Sr.

/s/ Edgar D. Jannotta, Sr.

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

BRYANT L. KEIL

/s/ Bryant L. Keil

SHEILA K. KEIL

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

MERUG LIMITED LIABILITY COMPANY

By:	/s/ Giancarlo Turano
Name:
Title:

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

PLACIDO ARANGO

/s/ Placido Arango

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

MIKE AND BETH HUFFSTETLER, as Joint Tenants

/s/ Michael R. Huffstetler

/s/ Beth Huffstetler

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

ABBOTT SMITH

/s/ Abbott Smith

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

ASP PBSW, LLC

By:	/s/ illegible
Name:
Title:

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

AYLWIN LEWIS

/s/ Aylwin Lewis

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

MATTHEW REVORD

/s/ Matthew Revord

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

CHARLES TALBOT

/s/ Charles Talbot

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

SHK CAPITAL PARTNERS,

/s/ Carl Segal
By:
Its:

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

RICHARD TREBILCOCK

/s/ Richard Trebilcock

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

GORDON COHEN

/s/ Gordon Cohen

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

WILBLAIRCO ASSOCIATES, LLC

By:
Its:

WILBLAIRCO II, LLC

By:	/s/ illegible
Its:	Manager

PBI OF ILLINOIS, LLC

By:
Its:

ROBBINS & ASSOCIATES CAPITAL ADVISORS FUND II, LLC

By:	/s/ Terry Robbins
Its:	Manager

STAR H2O PARTNERS, LLC

By:	/s/ illegible
Its:

NED JANNOTTA, JR.

By:

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

WI — POTBELLY, LLC

By:	/s/ Dennis Zaslavsky
Name: Dennis Zaslavsky
Title: Managing Member

WI — POTBELLY II, LLC

By:	/s/ Dennis Zaslavsky
Name: Dennis Zaslavsky
Title: Managing Member

Signature page to the

Fifth Amended and Restated Registration Rights Agreement

EXHIBIT A — HOLDERS OF REGISTRABLE SECURITIES

Name	Address	Number of Company Shares as of the date hereof
OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP	90 So. Seventh Street Suite 4550 Minneapolis, MN 55402	99,881 Common Stock 966,500 Series B Preferred 388,031 Series C Preferred 176,478 Series D Preferred 357,200 Series E Preferred 346,154 Series F Preferred 78,409 Series F Warrants
OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP	90 So. Seventh Street Suite 4550 Minneapolis, MN 55402	1,065 Common Stock 10,301 Series B Preferred 4,136 Series C Preferred 1,881 Series D Preferred 3,800 Series E Preferred 3,689 Series F Preferred 836 Series F Warrants
OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP	90 So. Seventh Street Suite 4550 Minneapolis, MN 55402	2,397 Common Stock 23,199 Series B Preferred 9,314 Series C Preferred 4,236 Series D Preferred 8,575 Series E Preferred 8,309 Series F Preferred 1,882 Series F Warrants
BENCHMARK CAPITAL PARTNERS IV, L.P.	2480 Sand Hill Road Suite 200 Menlo Park, CA 94025	1,000,000 Series B Preferred 401,481 Series C Preferred 145,833 Series D Preferred 17,857 Series E Preferred 25,000 Series F Preferred

DAVID BRADLEY	President Huizenga Capital Management 2215 York Road Suite 500 Oak Brook, IL 60523	11,111 Common Stock 20,000 Series B Preferred 2,677 Series C Preferred 4,946 Series D Preferred 28,571 Series E Preferred
PETER H. HUIZENGA, JR. TRUST U/T/A 12/24/3996	c/o David Bradley President Iluizenga Capital Management 2215 York Road Suite 500 Oak Brook, IL 60523	11,111 Common Stock 1,626 Series D Preferred 14,671 Series E Preferred
HUIZENGA INVESTMENT PARTNERSHIP	c/o David Bradley President Huizenga Capital Management 2215 York Road Suite 500 Oak Brook, IL 60523	88,889 Common Stock 13,012 Series D Preferred 117,240 Series E Preferred
CRAIG J. FOLEY	7 Locust Lane Bronxville, NY 10708	8,333 Common Stock 20,000 Series B Preferred 2,677 Series C Preferred 6,800 Series E Preferred
MAVERON EQUITY PARTNERS III, L.P.	505 Fin Avenue South Suite 600 Seattle, WA 98104	605,562 Series E Preferred 606,161 Series F Preferred 128,693 Series F Warrants
MAVERON III ENTREPRENEURS’ FUND, L.P.	505 Fifth Avenue South Suite 600 Seattle, WA 98104	25,693 Series E Preferred 25,718 Series F Preferred 5,460 Series F Warrants
MEP III ASSOCIATES FUND, L.P.	505 Fifth Avenue South Suite 600 Seattle, WA 98104	83,031 Series E Preferred 83,113 Series F Preferred 17,646 Series F Warrants
MAVERON EQUITY PARTNERS 2000, L.P.	505 Fifth Avenue South Suite 600 Seattle, WA 98104	187,218 Common Stock 1,944,917 Series A Preferred 553,900 Series B Preferred 442,237 Series C Preferred 379,583 Series D Preferred 60,177 Series E Preferred

MAVERON EQUITY PARTNERS 2000-B, L.P.	505 Fifth Avenue South Suite 600 Seattle, WA 98104	7,297 Common Stock 60,430 Series A Preferred 19,200 Series B Preferred 17,237 Series C Preferred 12,640 Series D Preferred 2,346 Series E Preferred
MEP 2000 ASSOCIATES LLC	505 Fifth Avenue South Suite 600 Seattle, WA 98104	27,707 Common Stock 267,380 Series A Preferred 76,412 Series B Preferred 65,447 Series C Preferred 53,019 Series D Preferred 8,906 Series E Preferred
OXFORD BLACKPOINT VENTURE PARTNERS VII, LLC	350 West Hubbard Suite 450 Chicago, Illinois 60610

155,233 Common Stock

500,000 Series A Preferred

142,892 Series B Preferred

108,336 Series C Preferred

132,687 Series D Preferred

257,143 Series E Preferred

82,927 Series F Preferred

8,292 Series F Warrants

WI — POTBELLY, LLC	Dennis M. Zaslavsky Waveland Investments, LLC 1850 Second Street, Suite 201 Highland Park, Illinois 60035	55,556 Common Stock 599,650 Series A Preferred 171,371 Series B Preferred 97,446 Series C Preferred 64,364 Series D Preferred
WI — POTBELLY II, LLC	Dennis M. Zaslavsky Waveland Investments, LLC 1850 Second Street, Suite 201 Highland Park, Illinois 60035	135,714 Series E Preferred 104,375 Series F Preferred 16,929 Series F Warrants
WILBLAIRCO ASSOCIATES, LLC	c/o William Blair & Company 222 West Adams Street Chicago, Illinois 60606 Attn: E. David Coolidge	215,073 Series B Preferred 20,075 Series C Preferred 41,274 Series D Preferred

WILBLAIRCO II, LLC	c/o William Blair & Company 222 West Adams Street Chicago, Illinois 60606 Attn: E. David Coolidge	324,931 Common Stock 59,945 Series D Preferred 162,280 Series E Preferred 42,049 Series F Preferred 5,613 Series F Warrants
PBI OF ILLINOIS, LLC	c/a Thrall Enterprises 180 N. Stetson Suite 3020 Chicago, Illinois 60601 Attn: Randy Thrall	31,667 Common Stock 3,842 Series D Preferred 6,175 Series E Preferred
ROBBINS & ASSOCIATES CAPITAL ADVISORS FUND II, LLC	c/o William Blair & Company 222 West Adams Street Chicago, Illinois 60606 Attn: Terry Robbins	41,908 Common Stock 5,085 Series D Preferred 10,300 Series E Preferred 3,665 Series F Preferred 366 Series F Warrants
STAR H2O PARTNERS, LLC	c/o William Blair & Company 222 West Adams Street Chicago, Illinois 60606 Attn: William O. Kasten	64,130 Common Stock 7,782 Series D Preferred 15,750 Series F Preferred 23,917 Series F Preferred 6,052 Series F Warrants
NED JANOTTA, JR,	William Blair & Company 222 West Adams Street Chicago, Illinois 60606	16,678 Common Stock 2,024 Series D Preferred 4,100 Series E Preferred
JANNOTTA FAMILY TRUST	Edgar D. Jannotta, Sr. William Blair & Company 222 West Adams Street Chicago, Illinois 60606	125,000 Series A Preferred 35,723 Series B Preferred 27,084 Series C Preferred 12,193 Series D Preferred 13,784 Series F Preferred 1,575 Series F Warrants
BRYANT L. KEIL.	222 Merchandise Mart Plaza Suite 2300 Chicago, Illinois 60654	4,360,000 Common Stock 665,000 Series A Preferred 25,000 Series F Preferred

SHEILA K. KEIL*	222 Merchandise Mart Plaza Suite 2300 Chicago, Illinois 60654	315,000 Common Stock 35,000 Series A Preferred
EDGAR D. JANNOTTA, Sr.	Edgar D. Jannotta, Sr. William Blair & Company 222 West Adams Street Chicago, Illinois 60606	137,193 Common Stock 35,723 Series B Preferred 27,084 Series C Preferred 34,864 Series D Preferred 16,216 Series F Preferred 1,859 Series F Warrants
MERUG LIMITED LIABILITY COMPANY	6501 West Roosevelt Road Berwyn, Illinois 60402	4,916 Common Stock 33,333 Series C Preferred 5,600 Series D Preferred 9,600 Series E Preferred 3,419 Series F Preferred 341 Series F Warrants
PLACIDO ARANGO, JR..	Grupo VIPS Tres Estrella Unidas, S.L. Planta Baja C/Edison 4 28006 Madrid Spain	55,556 Common Stock 8,132 Series D Preferred 13,950 Series E Preferred 4,967 Series F Preferred 496 Series F Warrants
CONCORDE HOLDINGS IX, LLC	12500 Fair Lakes Circle Fairfax, VA 22033 Attn: Jon Peterson	166,667 Common Stock 24,396 Series D Preferred 14,286 Series E Preferred
COS HOLDINGS, LLC	812 Skokie Boulevard Northbrook, II, 60062 Attn: Michael Krasny	55,556 Common Stock 3,371 Series D Preferred 12,900 Series E Preferred
MIKE AND BETH HUFFSTETLER, AS JOINT TENANTS	Ivins, Phillips & Barker 1700 Pennsylvania Avenue, N.W. Washington, D.C. 20006	70,000 Common Stock 10,247 Series D Preferred 29,753 Series E Preferred 25,000 Series F Preferred 6,091 Series F Warrants

*

Bryant L. Keil or Sheila K. Keil shall be deemed to be “Series A Preferred Stockholders” for purposes of this Agreement solely with respect to the 700,000 shares of Series A Preferred Stock owned by them as of the date hereof, and any Common Stock issued upon conversion thereof (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations and like occurrences).

ABBOTT SMITH	704 Maclean Kenilworth, Illinois, 60043	20,106 Series D Preferred 7,142 Series E Preferred 10,000 Series F Preferred 2,651 Series F Warrants
WALTER E. ROBB III	P.O. Box 126 Sherborn, MA 01770	2,084 Series D Preferred 1,800 Series E Preferred
WALTER E. ROBB IV	Whole Foods Market 5980 Horton Street, Suite 20 Emeryville, CA 94608	18,750 Series D Preferred 21,243 Series E Preferred
ASP PBSW, LLC	ASP PBSW, LLC c/o American Securities Capital Partners, LLC Attn: General Counsel Chrysler Center 666 Third Avenue, 29th Floor New York, NY 10017	2,142,858 Series E Preferred 368,928 Series F Preferred 83,261 Series F Warrants
GENE AND PAT EGAN	340 Old Mill Rd., No. 69 Santa Barbara, CA 93110	1,800 Series E Preferred
GORDON COHEN	8817 SE 63rd Street Mercer Island, WA 98040	7,143 Series E Preferred 457 Series F Preferred 45 Series F Warrants
AYLWIN LEWIS	930 South Ridge Road Lake Forest, IL 60045	80,000 Series F Preferred 8,000 Series F Warrants
MATTHEW REVORD	823 Greenwood Avenue Wilmette, IL 60091	9,375 Series F Preferred 937 Series F Warrants
CHARLES TALBOT	611 Oak Knoll Drive Lake Forest, IL 60045	9,375 Series F Preferred 937 Series F Warrants
SHK CAPITAL PARTNERS	c/o Carl Segal 1459 Green Bay Road Highland Park, IL 60035	13,750 Series F Preferred 1,375 Series F Warrants
RICHARD TREBILCOCK	5829 Brittany Woods Circle Louisville, KY 40222	12,500 Series F Preferred 1,250 Series F Warrants